Exhibit 23.1

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTS


As independent public accountants, we hereby consent to the use or incorporation by reference in this registration statement of our reports dated July 15, 1997 included in Miller Industries, Inc. Form 10-K for the year ended April 30, 1997 and to all references to our Firm included in this registration statement.


/s/ Arthur Andersen LLP
ARTHUR ANDERSEN LLP

Chattanooga, Tennessee
August 26, 1997